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                                                                    EXHIBIT 99.5

                                ONBANCORP, INC.
                       9.25% ORIGINAL CAPITAL SECURITIES
                (LIQUIDATION AMOUNT $1,000 PER CAPITAL SECURITY)
                                IN EXCHANGE FOR
                      9.25% EXCHANGE CAPITAL SECURITIES OF
                             ONBANK CAPITAL TRUST I

To Our Clients:

    Enclosed for your consideration is a prospectus dated           , 1997 (the
"Prospectus"), and the related letter of transmittal (the "Letter of Transmittal"), relating to the offer (the "Exchange Offer") of ONBANCorp, (the "Company") and On Bank Capital Trust I (the "Trust") to exchange the Trust's 9.25% Series B Capital Securities (the "Exchange Capital Securities") for its outstanding 9.25% Series A Capital Securities (the "Original Capital Securities"), upon the terms and subject to the conditions described in the Prospectus. The Exchange Offer is being made in order to satisfy certain obligations of the Company and the Trust contained in the registration rights agreement dated February 4, 1997, among the Company, the Trust and the initial purchasers referred to therein.

    This material is being forwarded to you as the beneficial owner of the Original Capital Securities carried by us in your account but not registered in your name. A tender of such Original Capital Securities may only be made by us as the holder of record and pursuant to your instructions.

    Accordingly, we request instructions as to whether you wish us to tender on your behalf the Original Capital Securities held by us for your account, pursuant to the terms and conditions set forth in the enclosed Prospectus and Letter of Transmittal.

    Your instructions should be forwarded to us as promptly as possible in order to permit us to tender the Original Capital Securities on your behalf in accordance with the provisions of the Exchange Offer. The Exchange Offer will
expire at 5:00 p.m., New York City time, on           , 1997, unless extended by
the Company or the Trust. Any Original Capital Securities tendered pursuant to the Exchange Offer may be withdrawn at any time before the Expiration Date.

    Your attention is directed to the following:

        1.  The Exchange Offer is for any and all Original Capital Securities.

        2. The Exchange Offer is subject to certain conditions set forth in the Prospectus in the section captioned "The Exchange Offer--Conditions to the Exchange Offer."

        3. Any transfer taxes incident to the transfer of Original Capital Securities from the holder to the Company will be paid by the Company, except as otherwise provided in the Instructions in the Letter of Transmittal.

        4. The Exchange Offer expires at 5:00 p.m., New York City time, on , 1997, unless extended by the Company or the Trust.

    If you wish to have us tender your Original Capital Securities, please so instruct us by completing, executing and returning to us the instruction form on the back of this letter. The Letter of Transmittal is furnished to you for information only and may not be used directly by you to tender Original Capital Securities.
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                          INSTRUCTIONS WITH RESPECT TO
                               THE EXCHANGE OFFER

    The undersigned acknowledge(s) receipt of your letter and the enclosed material referred to therein relating to the Exchange Offer made by ONBANCorp, Inc. and OnBank Capital Trust I with respect to its Original Capital Securities.

    This will instruct you to tender the Original Capital Securities held by you for the account of the undersigned, upon and subject to the terms and conditions set forth in the Prospectus and the related Letter of Transmittal.

    Please tender the Original Capital Securities held by you for my account as indicated below:

9.25% Original Capital Securities
Aggregate Principal Amount at Maturity of Original Capital Securities Tendered

/ / Please do not tender any Original Capital Securities held by you for my account.

Dated: 1997
Signature(s) ___________________________________________________________________
Please print name(s) here ______________________________________________________
Address(es) ____________________________________________________________________
 _______________________________________________________________________________
Area Code and Telephone Number(s) ______________________________________________
Tax Identification or Social Security Number(s) ________________________________

    None of the Original Capital Securities held by us for your account will be tendered unless we receive written instructions from you to do so. Unless a specific contrary instruction is given in the space provided, your signature(s) hereon shall constitute an instruction to us to tender all the Original Capital Securities held by us for your account.